Exhibit 10.5

FORM OF RESTRICTIVE COVENANT AGREEMENT

THIS RESTRICTIVE COVENANT AGREEMENT (this “Agreement”) is made and entered into as of [●], between (i) BlueCrest Investment, Inc., a British Virgin Islands business company (formerly known as ARC Group Acquisition I Corp., hereinafter referred to as “Purchaser” prior to the Closing and “PubCo” following the Closing), and (ii) the undersigned (each of such undersigned, a “Holder” and collectively, the “Holders”). Purchaser (or PubCo) and the Holders are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties”. Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Share Purchase Agreement (as defined below).

WHEREAS, Purchaser, Firstborn Top Capital Sdn. Bhd., a Malaysian private limited company (the “Company”), the shareholders of the Company (the “Selling Shareholders”) and a representative each of the Purchaser and the Company, entered into a share purchase agreement, dated ________, 2026 (the “Share Purchase Agreement”), pursuant to which the Selling Shareholders agreed to sell and transfer to Purchaser, and Purchaser agreed to purchase, acquire and accept from the Selling Shareholders, all of the issued and outstanding capital shares of the Company, upon the terms and conditions set forth therein; and

WHEREAS, pursuant to the Share Purchase Agreement, and in view of the valuable consideration to be received by the Holders thereunder, the Parties desire to enter into this Agreement, pursuant to which each Holder agrees to the restrictive covenants as set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated into this Agreement as if fully set forth below, and intending to be legally bound hereby, the Parties hereby agree as follows:

1. Non-Competition and Non-Solicitation.

(a) During the period commencing on the Closing Date and ending on the twenty four month (24) anniversary of the Closing Date, none of the Holders or their respective Affiliates will, directly or indirectly, engage in any business in competition with the Business anywhere in Southeast Asia as the Business is conducted in the twelve (12)-month period prior to the Closing (each, a “Competing Activity”); provided that the foregoing shall not prohibit (i) any Holder or any of their respective Affiliates from acquiring, holding of investments in, or direct or indirect ownership (as a passive investor) of, any ownership interest of any Person engaged in a Competing Activity, so long as such ownership interest represents not more than five percent (5%) of the aggregate voting power or outstanding equity interests of such Person, or (ii) any Holder from performing services for an on behalf of Pubco or the Company, or any of their respective Affiliates, in any such case, subject to the terms of any written agreement between such Person, on the one hand, and Pubco, the Company, or any such Affiliate, on the other hand. “Business” shall mean the moneylending business.

(b) During the period commencing on the Closing Date and ending on the fourth (4th) anniversary of the Closing Date, none of the Holders or their respective Affiliates or representatives acting on their behalf will, directly or indirectly, (i) solicit, cause to be solicited, offer to employ, or recruit for employment or independent contracting or consulting arrangements, any employee of Pubco or the Company (a “Continuing Employee”), (ii) interfere with, endeavor to entice away or induce any Continuing Employee to terminate his or her employment with Pubco or its relevant Affiliate (including the Company) or otherwise seek to influence or alter any Continuing Employee’s relationship with Pubco or its relevant Affiliate (including the Company), (iii) hire, employ, or engage, in each case, whether on a full-time, part-time, independent contracting, consulting or any other basis, any Continuing Employee, (iv) interfere with, endeavor to entice away or induce any existing or potential customer of the Business to withdraw, curtail or terminate its existing business relationship or not enter into a business relationship with the Business or otherwise seek to influence or alter any such customer’s relationship with the Business, or (v) solicit, cause to be solicited, service or accept any business from any existing or potential customer of the Business.

(c) If any provision set forth in this Section 1 is invalid, illegal or incapable of being enforced by any Law or public policy, such invalidity, illegality or unenforceability shall not affect any other provisions of this Section, but this Section shall be construed as if such invalid, illegal or unenforceable provision had never been set forth in this Section. It is the intention of the Parties that if any of the restrictions or covenants contained in this Section 1 is held to cover a geographic area or to be for a length of time that is not permitted by applicable Law, or in any way construed to be too broad or to any extent invalid, such provision shall not be construed to be null, void and of no effect, but to the extent such provision would be valid or enforceable under applicable Law, a court of competent jurisdiction shall construe and interpret or reform this Section to provide for a covenant having the maximum enforceable geographic area, time period and other provisions, in each case not greater than those contained in this Section, as shall be valid and enforceable under such applicable Law.

2. Miscellaneous.

(a) Authorization. Each Holder, severally and not jointly, hereby represents and warrants that he, she or it has full power and authority to enter into this Agreement and that this Agreement constitutes the legal, valid and binding obligation of such Holder, enforceable in accordance with its terms. Upon request, each Holder will execute any additional documents as may be necessary in connection with enforcement hereof.

(b) Termination. This Agreement shall automatically terminate with respect to each of the Parties when the applicable restrictive period applicable to such Party hereunder, have ended.

(c) Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure solely to the benefit of the Parties hereto and their respective permitted successors and assigns. Except as otherwise provided in this Agreement, this Agreement shall not be assigned by operation of Law or otherwise without the prior written consent of all Parties hereto. Any assignment without such consent shall be null and void; provided, that no such assignment shall relieve the assigning Party of its obligations hereunder.

(d) Governing Law; Jurisdiction. This Agreement shall be governed by, construed and enforced in accordance with the Laws of the State of Delaware without regard to the conflict of laws principles thereof. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in the Chancery Court of the State of Delaware (or in any other court in the State of Delaware or any appellate court thereof) (the “Specified Courts”). Each Party hereto hereby (a) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any Party hereto and (b) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each Party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

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(e) WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREIN. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 2(e).

(f) Notices. All notices, consents, waivers and other communications hereunder shall be governed by the provisions under the Share Purchase Agreement.

(g) Amendments and Waivers. This Agreement may be amended, supplemented, modified or waived only by execution of a written instrument signed by each of the Parties. No failure or delay by a Party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(h) Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(i) Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. The Parties further agree that each party shall be entitled to seek specific performance of the terms hereof and immediate injunctive relief and other equitable relief to prevent breaches, or threatened breaches, of this Agreement, without the necessity of proving the inadequacy of money damages as a remedy and without bond or other security being required, this being in addition to any other remedy to which they are entitled at law or in equity. The Parties further agree (i) not to assert that a remedy of specific enforcement pursuant to this Section 2(i) is unenforceable, invalid, contrary to applicable Law or inequitable for any reason and (ii) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate.

(j) Entire Agreement. This Agreement and the Share Purchase Agreement constitute the full and entire understanding and agreement among the Parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the Parties is expressly superseded; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the Parties under the Share Purchase Agreement or any Ancillary Document. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights, remedies or obligations of the Parties under any other agreement among the Parties or any certificate or instrument executed by any Holder in favor of PubCo, and nothing in any other agreement, certificate or instrument shall limit any of the rights, remedies or obligations of the Parties under this Agreement.

(k) Further Assurances. From time to time, at another Party’s request and without further consideration (but at the requesting Party’s reasonable cost and expense), each Party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

(l) Counterparts; Electronic Signatures. This Agreement may be executed and delivered (including by email, electronic signature (including via DocuSign or similar platform) or other electronic transmission) in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

PUBCO

[_________________]

By:
Name:
Title:

HOLDER

By:
Name:

Address: